                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" incorporated by reference in the Registration Statement on Form SB-2 of WorldQuest Networks, Inc., for the registration of 312,500 shares of its common stock, and to the incorporation by reference therein of our report dated December 22, 1999 except for the last paragraph in Note 1 as to which the date is February 1, 2000, with respect to the consolidated financial statements of WorldQuest Networks, Inc., included in the Form SB-2 Registration Statement (Registration No. 333-93019) filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP

Dallas, Texas
February 4, 2000